    As filed with the Securities and Exchange Commission on August 9, 1995.

                      Registration No. 33-
                                          ---------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1993

                               PATTEN CORPORATION
                               ------------------
             (Exact name of registrant as specified in its charter)

                                   04-2892070
                                   ----------
                      (I.R.S. employer identification no.)

                                 Massachusetts
                                 -------------
         (State or other jurisdiction of incorporation or organization)

                  5295 Town Center Road, Boca Raton, FL 33486
                  -------------------------------------------
              (Address of principal executive offices) (Zip Code)

                    1988 Outside Directors Stock Option Plan
                           1995 Stock Incentive Plan
                           -------------------------
                           (Full title of the plans)

             Alan L. Murray, Treasurer and Chief Financial Officer
                               Patten Corporation
                             5295 Town Center Road
                              Boca Raton, FL 33486
                              --------------------
                    (Name and address of agent for service)

                                 (407-361-2700)
                                 --------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                              Proposed              Proposed
      Title of             Amount              maximum               maximum                Amount
  securities to be          to be          offering price           aggregate           of registration
     registered         registered (1)      per share (2)       offering price (2)            fee
-------------------------------------------------------------------------------------------------------
    Common stock,         1,200,000
   $.01 par value          shares               $3.70              $4,440,000              $1,531.03
=======================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated soley for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on August 4, 1995.

                                EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to an aggregate of 1,200,000 shares of Common Stock, $.01 par value per share, of Patten Corporation (the "Company") that have been reserved for issuance under the Company's 1988 Directors Stock Option Plan and 1995 Stock Incentive Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Company's 1995 Annual Report to Stockholders filed with the Securities and Exchange Commission (the "Commission") on June 16, 1995, containing the Company's audited financial statements for its fiscal year ended April 2, 1995; and

     (b) The Company's current report on Form 8-K filed with the Commission on July 27, 1995; and

     (c) The description of the Company's Common Stock incorporated by reference into the Company's Registration Statement on Form 8-A filed with the Commission on December 27, 1985 from the Company's registration statement on Form S-1 (SEC File No. 33-756) initially filed with the Commission on October 8, 1985.

     In addition, all documents filed by the Company after the initial filing date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which re-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not Applicable

Item 6.   Indemnification of Officers and Directors

     As permitted by Chapter 156B of the Massachusetts General Laws ("Chapter 156B"), the Company's Restated Articles of Organization, as amended (the "Charter"), contain a provision which limits the personal liability of a director to the Company or its stockholders for monetary damages for breach of his fiduciary duty of care as a director. Under current law, liability is not eliminated for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 61 and Section 62 of Chapter 156B, or (iv) any transaction from which the director derived an improper personal benefit. This provision does not eliminate a stockholder's right to seek nonmonetary remedies, such as an injunction, rescission, or other equitable remedy, to redress action taken by the directors. However, there may be instances in which no effective equitable remedy is available.

     The Company's Charter provides, in part, that the Company shall indemnify any person who is or was a director or officer of the Company and each person who is or was serving as a director or officer of another organization in which the Company directly or indirectly owns shares or of which the company is directly or indirectly a creditor, against all liabilities, cost and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties and counsel fees and disbursements reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or have been threatened, while in office or thereafter, by reason of his being or having been such a director or officer or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. Such indemnification is not exclusive of other indemnification rights arising under any by-laws, agreement, board of directors or stockholders' vote or otherwise.

     Currently applicable Massachusetts law provides that officers and directors may receive indemnification from their corporations for actual or threatened lawsuits, except that indemnification may not be provided for any person with respect to any matter to which such person has been adjudicated not to have acted in good faith in the reasonable belief that such person's action was in the best interest of the corporation or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Massachusetts law further provides that a corporation may purchase indemnification insurance, such insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of the Massachusetts law. The Company currently maintains such insurance.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     4.1* Specimen stock certificate.

     5.1 Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

     23.1 Consent of Ernst & Young LLP.

     23.2 Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

     24.1 Power of Attorney (included in page II-7).

     99.1 The Company's 1988 Outside Directors Stock Option Plan, as amended.

     99.2 The Company's 1995 Stock Incentive Plan.

--------------------
* Incorporated by reference from the Company's registration statement on Form S-1 (SEC File No. 33-756) initially filed with the Commission on October 8, 1985,

Item 9.   Undertakings

     (a)  The Company hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1993, the Company certifies that is has redeemable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on August 9, 1995.

                                        Patten Corporation
                                        (Registrant)



                                        By: /s/ George F. Donovan
                                            ---------------------
                                        George F. Donovan,
                                        President and Chief
                                        Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George F. Donovan, Alan L. Murray and William P. Gelnaw, Jr., jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on August 9, 1995 by the following persons in the capacities indicated.

Name                                          Capacity
----                                          --------
/s/ George F. Donovan                         President, Chief Executive
----------------------------------------      Officer and Director (Principal
George F. Donovan                             Executive Officer)


/s/ Alan L. Murray                            Treasurer, and Chief Financial
----------------------------------------      Officer (Principal Financial and
Alan L. Murray                                Accounting Officer)



/s/ Joseph C. Abeles                          Director
----------------------------------------
Joseph C. Abeles


/s/ Ralph A. Foote                            Director
----------------------------------------
Ralph A. Foote


/s/ Frederick M. Myers                        Director
----------------------------------------
Frederick M. Myers


/s/ Stuart A. Shikiar                         Director
----------------------------------------
Stuart A. Shikiar


/s/ Bradford T. Whitmore                      Director
----------------------------------------
Bradford T. Whitmore

                               INDEX TO EXHIBITS


Exhibit Number                                                                    Page
--------------                                                                    ----
     4.1* Specimen stock certificate.                                             ---

     5.1  Opinion of Choate, Hall & Stewart as to the legality of the shares      E1
          being registered

     23.1 Consent of Ernst & Young LLP                                            E2

     23.2 Consent of Choate, Hall & Stewart (included in Exhibit 5.1)             ---

     24.1 Power of Attorney (included in page II-7)                               ---

     99.1 The Company's 1988 Outside Directors Stock Option Plan, as              E3
          amended

     99.2 The Company's 1995 Stock Incentive Plan                                 E6

----------------------
*Incorporated by reference from the Company's registration statement on Form S-1 (SEC File No. 33-756) initially filed with the Commission on October 8, 1985.